Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-195387 on Form S-3, Registration Statement No. 333-189516 on Form S-3, Registration Statement No. 333-183544 on Form S-3, Registration Statement No. 333-179146 on Form S-3, Registration Statement No. 333-175779 on Form S-1, Registration Statement No. 333-197678 on Form S-8, Registration Statement No. 333-194570 on Form S-8, Registration Statement No. 333-192995 on Form S-8, Registration Statement No. 333-188726 on Form S-8, and Registration Statement No. 333-176537 on Form S-8 of our reports dated October 10, 2014, with respect to the consolidated financial statements of OncoSec Medical Incorporated and Subsidiary (a development stage company) as of July 31, 2014 and 2013 and for the years ended July 31, 2014, 2013 and 2012 and for the period from inception (February 8, 2008) to July 31, 2014, and the effectiveness of internal control over financial reporting as of July 31, 2014, included in this Annual Report on Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 10, 2014